UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014 (May 13, 2014)

ConocoPhillips

(Exact name of registrant as specified in its charter)

Delaware	001-32395	01-0562944
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 North Dairy Ashford

Houston, Texas 77079

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 293-1000

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, ConocoPhillips (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) on May 13, 2014. At the Annual Meeting, the Company’s stockholders approved the 2014 Omnibus Stock and Performance Incentive Plan of ConocoPhillips (the “Omnibus Plan”), which was unanimously adopted by the Company’s Board of Directors on February 19, 2014 subject to stockholder approval at the Annual Meeting. The effective date of the Omnibus Plan is May 13, 2014.

The Omnibus Plan will replace the Company’s 2011 Omnibus Stock and Performance Incentive Plan (the “Prior Plan”), and provides for the issuance of up to 79 million shares of common stock for compensation to the Company’s employees and non-employee directors, consisting of 37 million new shares and approximately 42 million shares outstanding under the Prior Plan. The Human Resources and Compensation Committee of the Company’s Board of Directors determines the type of employee awards made under the Omnibus Plan, designates the classes of employees who are eligible recipients of awards, and approves grants for those employees considered, under the charter of the Committee, to be senior officers of the Company. The Board of Directors determines the type of awards made to directors. Such awards may consist of stock options, stock appreciation rights, stock awards (consisting of restricted stock and non-restricted grants of common stock or units denominated in common stock), cash awards or performance awards. Awards are subject to the terms, conditions and limitations as determined by the Board of Directors or the Human Resources and Compensation Committee, as appropriate.

The Omnibus Plan is attached as Exhibit 10.1. A description of the material terms and conditions of the Omnibus Plan is provided under the heading “Summary of Our 2014 Omnibus Stock and Performance Incentive Plan” on pages 71-74 of the Company’s proxy statement filed with the Securities and Exchange Commission on March 28, 2014, which description is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 13, 2014. A brief description of each proposal submitted at the Annual Meeting and the voting results are summarized below.

A Company proposal to elect 10 directors:

	Number of Shares
	Voted For	Voted Against	Abstentions	Broker Nonvotes
Richard L. Armitage	809,364,213	21,353,946	3,732,441	226,136,548
Richard H. Auchinleck	728,862,781	101,724,745	3,863,074	226,136,548
Charles E. Bunch	805,664,029	25,033,759	3,752,812	226,136,548
James E. Copeland, Jr.	815,190,408	15,617,712	3,642,480	226,136,548
Jody L. Freeman	822,359,856	8,423,333	3,667,411	226,136,548
Gay Huey Evans	813,205,491	17,542,835	3,702,274	226,136,548
Ryan M. Lance	805,173,834	23,255,163	6,021,603	226,136,548
Robert A. Niblock	812,407,917	18,324,192	3,718,491	226,136,548
Harald J. Norvik	818,049,993	12,693,798	3,706,809	226,136,548
William E. Wade, Jr.	806,649,592	23,956,378	3,844,630	226,136,548

A Company proposal to ratify the appointment of Ernst & Young LLP as ConocoPhillips’ independent registered public accounting firm for 2014:

	Number of Shares
	Voted For	Voted Against	Abstentions	Broker Nonvotes
Ratification of Appointment of Ernst & Young LLP as ConocoPhillips’ Independent Registered Public Accounting Firm	972,986,931	83,463,075	4,137,142	—

A Company proposal for stockholders to provide an advisory approval of the compensation of our Named Executive Officers:

	Number of Shares
	Voted For	Voted Against	Abstentions	Broker Nonvotes
Advisory Approval of the Compensation of our Named Executive Officers	786,103,075	40,539,858	7,807,667	226,136,548

A Company proposal to approve the Omnibus Plan:

	Number of Shares
	Voted For	Voted Against	Abstentions	Broker Nonvotes
Approval of 2014 Omnibus Stock and Performance Incentive Plan of ConocoPhillips	747,681,105	80,325,941	6,443,554	226,136,548

Results of stockholder proposals submitted to a vote were:

	Number of Shares
	Voted For	Voted Against	Abstentions	Broker Nonvotes
Report on Lobbying Expenditures	180,310,425	532,655,491	121,484,684	226,136,548
Greenhouse Gas Reduction Targets	179,706,651	518,133,997	136,609,952	226,136,548

All 10 nominated directors were elected and the appointment of the independent auditors was ratified. The compensation of the Company’s named executive officers in 2013 was approved and the Omnibus Plan was approved. The two stockholder proposals presented were not approved.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits
10.1	2014 Omnibus Stock and Performance Incentive Plan of ConocoPhillips

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS

/s/ Janet Langford Kelly
May 14, 2014	Janet Langford Kelly
Senior Vice President, Legal, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Document Description
10.1	2014 Omnibus Stock and Performance Incentive Plan of ConocoPhillips